AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1998

                     REGISTRATION NO. 333-58111


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              ---------------------


                               AMENDMENT NO. 1

                                      TO


                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                           PACKAGED ICE, INC., ISSUER
                           PACKAGED ICE LEASING, INC.
                                SOUTHCO ICE, INC.
                             MISSION PARTY ICE, INC.
                       SOUTHWEST TEXAS PACKAGED ICE, INC.
                             SOUTHWESTERN ICE, INC.
                          GOLDEN EAGLE ICE-TEXAS, INC.
                          PACKAGED ICE SOUTHEAST, INC.
                      SOUTHERN BOTTLED WATER COMPANY, INC.
                        REDDY ICE CORPORATION, GUARANTORS
             (Exact name of registrant as specified in its charter)


            TEXAS                               5199                       76-0316492
            NEVADA                                                         88-0300560
            TEXAS                                                          76-0452649
            TEXAS                                                          76-0533333
            TEXAS                                                          76-0533335
            TEXAS                                                          76-0533332
            TEXAS                                                          62-1715267
            TEXAS                                                          62-1715266
            TEXAS                                                          76-0566515
            DELAWARE                                                       75-2244985

(State or other jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)       Classification Code Number)     Identification Number)

        8572 KATY FREEWAY, SUITE 101                                        JAMES F. STUART
            HOUSTON, TEXAS 77024                                       CHIEF EXECUTIVE OFFICER
               (713) 464-9384                                       8572 KATY FREEWAY, SUITE 101
                                                                        HOUSTON, TEXAS 77024
     (Address, including zip code, and                                     (713) 464-9384
   telephone number including area code
of registrants' principal executive offices)          (Name, address, including zip code, and telephone number,
                                                               including area code of agent for service)

                                   Copies to:

                                 ALAN SCHOENBAUM
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                         300 CONVENT STREET, SUITE 1500
                            SAN ANTONIO, TEXAS 78205
                                 (210) 281-7234


         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this Registration Statement.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION  OF DIRECTORS AND OFFICERS

         The Company is empowered by Art. 2.02-1 of the Texas Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding. The Company is required by Art. 2.02-1 to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The bylaws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the Texas Business Corporation Act. In addition, the Company has, pursuant to Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, provided in its articles of incorporation that, to the fullest extent permitted by applicable law, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in a director's capacity as director of the Company.

         The Company has obtained an insurance policy providing for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions. The Company has entered into separate indemnification agreements with each of its directors which may require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors to the maximum extent permitted under Texas law.

ITEM 21.  EXHIBITS AND FINANCIAL  STATEMENT SCHEDULES

(a)      Exhibits:

         The following is a list of exhibits filed as part of this Registration on Form S-4. Where so indicated by footnote, exhibits which were previously filed are incorporated by reference.

Exhibit No.      Description
-----------      -----------
2.1 Stock Purchase Agreement between Packaged Ice, Inc. and Suiza Foods Corporation dated March 27, 1998. (Exhibit 2.1)(9)

2.2 Noncompetition Agreement by and among Packaged Ice, Inc. and Suiza Foods Corporation dated April 30, 1998. (Exhibit 2.2)(9)

3.1 Restated Articles of Incorporation of the Company filed with the Secretary of State of the State of Texas on February 5, 1992. (Exhibit 3.2)(1)

3.2 Amended and Restated Bylaws of the Company, effective as of January 20, 1997. (Exhibit 3.5)(1)

3.3 Articles of Incorporation of Packaged Ice Leasing, Inc. filed with the Secretary of State of the State of Nevada on December 1, 1992. (Exhibit 3.6)(1)

3.4 Amended and Restated Bylaws of Packaged Ice Leasing, Inc., effective as of January 20, 1997. (Exhibit 3.7)(1)

3.5 Articles of Incorporation of Southco Ice, Inc. filed with the Secretary of State of the State of Texas on November 10, 1994. (Exhibit 3.8)(1)

3.6 Amended and Restated Bylaws of Southco Ice, Inc., effective as of January 20, 1997. (Exhibit 3.9)(1)

3.7 Articles of Incorporation of Packaged Ice Mission, Inc. filed with the Secretary of State of the State of Texas on March 24, 1997. (Exhibit 3.10)(1)

3.8 Articles of Merger of Mission Party Ice, Inc., a Texas corporation, into Packaged Ice Mission, Inc. ("Surviving Corporation"), with attached Plan of Merger and Articles of Amendment to the Articles of Incorporation of Surviving Corporation evidencing name change, filed with the Secretary of State of the State of Texas on April 17, 1997. (Exhibit 3.11)(1)

3.9 Bylaws of Mission Party Ice, Inc., effective as of March 24, 1997. (Exhibit 3.12)(1)

3.10 Articles of Incorporation of Packaged Ice STPI, Inc., Inc. filed with the Secretary of State of the State of Texas on March 24, 1997. (Exhibit 3.13)(1)

3.11 Articles of Merger of Southwest Texas Packaged Ice, Inc., a Texas corporation, into Packaged Ice STPI, Inc. ("Surviving Corporation"), with attached Plan of Merger and Articles of Amendment to the Articles of Incorporation of Surviving Corporation evidencing name change, filed with the Secretary of State of the State of Texas on April 17, 1997. (Exhibit 3.14)(1)

3.12 Bylaws of Southwest Texas Packaged Ice, Inc., effective as of March 24, 1997. (Exhibit 3.15)(1)

3.13 Articles of Incorporation of Packaged Ice Southwestern, Inc. filed with the Secretary of State of the State of Texas on March 24, 1997. (Exhibit 3.16)(1)

3.14 Articles of Merger of Southwestern Ice, Inc., an Arizona corporation, into Packaged Ice Southwestern, Inc. ("Surviving Corporation"), with attached Plan of Merger and Articles of Amendment to the Articles of Incorporation of Surviving Corporation evidencing name change, filed with the Secretary of State of the State of Texas on April 17, 1997. (Exhibit 3.17)(1)

3.15 Bylaws of Southwestern Ice, Inc., effective as of March 24, 1997. (Exhibit 3.18)(2)

3.16 Articles of Incorporation of Central Arkansas Cold Storage-Texas, Inc. filed with the Secretary of State of the State of Texas on October 20, 1997. (11)

3.17 Bylaws of Central Arkansas Cold Storage-Texas, Inc., effective as of October 20, 1997. (11)

3.18 Articles of Incorporation of Golden Eagle Ice-Texas, Inc. filed with the Secretary of State of the State of Texas on October 20, 1997. (11)

3.19 Bylaws of Golden Eagle Ice-Texas, Inc., effective as of October 20, 1997. (11)

3.20 Articles of Incorporation of Southern Bottled Water Company, Inc. filed with the Secretary of State of the State of Texas on March 31, 1998. (Exhibit 3.2)(10)

3.21 Bylaws for Southern Bottled Water Company, Inc. effective as of March 31, 1998. (Exhibit 3.3)(10)

3.22     Certificate of Incorporation of Reddy Ice Corporation
         (successor-in-interest to Sparkle Ice Corporation (formerly known as Desert Ice, Inc.)) filed with the Secretary of State of the State of Delaware on August 2, 1988. (11)

3.23     Bylaws for Reddy Ice Corporation effective as of August 2, 1988. (11)

4.1 Certificate of Designation of Series A Convertible Preferred Stock of the Company filed with the Secretary of State of the State of Texas on September 19, 1995. (Exhibit 3.3)(1)

4.2 Certificate of Designation of Series B Convertible Preferred Stock of the Company filed with the Secretary of State of the State of Texas on January 10, 1997. (Exhibit 3.4)(1)

4.3 Securityholder's and Registration Rights Agreement, dated as of October 16, 1997, among the Company and the Initial Purchaser. (Exhibit 4.6)(1)

4.4 Certificate of Designation of Series C Preferred Stock as filed with the Texas Secretary of State on December 2, 1997. (Exhibit 4.1)(5)

4.5 Certificate of Designation of 10% Exchangeable Preferred Stock as filed with the Texas Secretary of State on December 2, 1997. (Exhibit 4.2)(5)

4.6 Certificate of Designation of 13% Exchangeable Preferred Stock Series A as filed with the Texas Secretary of State on April 29, 1998. (Exhibit 4.10)(9)

4.7 Certificate of Designation of 13% Exchangeable Preferred Stock Series B as filed with the Texas Secretary of State on April 29, 1998. (Exhibit 4.11)(9)

4.8 Amended and Restated Certificate of Designation of 10% Exchangeable Preferred Stock originally issued December 2, 1997, as filed with the Texas Secretary of State on April 29, 1998. (Exhibit 4.12)(9)

4.9 Indenture, dated as of January 28, 1998, by and among Packaged Ice, Inc., as Issuer, the Subsidiary Guarantors and U.S. Trust Company of Texas, N.A. (Exhibit 4.1)(6)

4.10 Purchase Agreement dated January 22, 1998 by and among Packaged Ice, Inc. and Jefferies & Company, Inc. (Exhibit 4.2)(6)

4.11 Registration Rights Agreement dated January 28, 1998 by and among Packaged Ice, Inc., the Subsidiary Guarantors and Jefferies & Company, Inc. (Exhibit 4.3)(6)

4.12 Indenture by and among Packaged Ice, Inc. as Issuer, the Subsidiary Guarantors and U.S. Trust Company of Texas, N.A. as Trustee dated as of January 28, 1998, Amended and Restated as of April 30, 1998. (Exhibit 4.1)(9)

4.13 Purchase Agreement among the Company, its subsidiaries and Jefferies & Co., Inc. as Initial Purchaser ($125,000,000 Senior Notes Offering) dated April 23, 1998. (Exhibit 4.2)(9)

4.14 Registration Rights Agreement by and among Packaged Ice, Inc., the Subsidiary Guarantors and Jefferies & Company, Inc. dated January 28, 1998 and Amended and Restated as of April 30, 1998. (Exhibit 4.3)(9)

4.15 Securities Purchase Agreement dated April 30, 1998 by and among Packaged Ice, Inc., Ares Leveraged Investment Fund, L.P., and SV Capital Partners, L.P. (Exhibit 4.4)(9)

4.16 Warrant Agreement by and among Packaged Ice, Inc. and Ares Leveraged Investment Fund, L.P. dated April 30, 1998. (Exhibit 4.5)(9)

4.17 Warrant Agreement by and among Packaged Ice, Inc. and SV Capital Partners, L.P. dated April 30, 1998. (Exhibit 4.6)(9)

4.18 Exchange Offer Registration Rights Agreement dated April 30, 1998 by and among Packaged Ice, Inc., Ares Leveraged Investment Fund, L.P. and SV Capital Partners, L.P. (Exhibit 4.7)(9)

4.19 Registration Rights Agreement dated April 30, 1998 by and among Packaged Ice, Inc. and Ares Leveraged Investment Fund, L.P. and SV Capital Partners, L.P. (Exhibit 4.8)(9)

4.20 Registration Rights Agreement Dated April 30, 1998 by and among Packaged Ice, Inc. and SV Capital Partners, L.P. (Exhibit 4.9)(9)

4.21 Form of Indenture for Exchange Debentures by and among the Company, as Issuer, the Subsidiary Guarantors named therein and Ares Leveraged Capital Corp. (11)

4.22 Parallel Exit Agreement dated April 30, 1998 by and among Packaged Ice, Inc., James F. Stuart, A.J. Lewis, III, Ares Leveraged Investment Fund, L.P., and SV Capital Partners, L.P. (Exhibit 4.13)(9)

5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., dated June 29, 1998. (11)

10.1 Agreement and Plan of Merger by and among the Company, Packaged Ice Mission, Inc., Mission Party Ice, Inc. and A. J. Lewis III, made as of March 25, 1997. (Exhibit 10.1)(1)

10.2 Agreement and Plan of Merger by and among the Company, Packaged Ice STPI, Inc., Southwest Texas Packaged Ice, Inc. and the Shareholders of Southwest Texas Packaged Ice, Inc., made as of March 25, 1997. (Exhibit 10.2)(1)

10.3 Escrow Agreement by and among the Company, Packaged Ice Mission, Inc., Packaged Ice STPI, Inc., A. J. Lewis III individually and as a representative of Liza B. Lewis and the Minority Shareholders, and Texas Commerce Bank National Association as Escrow Agent, dated as of April 17, 1997. (Exhibit 10.3)(1)

10.4 Noncompetition Agreement by and among the Company, Packaged Ice Mission, Inc., Packaged Ice STPI, Inc. and A. J. Lewis III, dated as of April 17, 1997. (Exhibit 10.4)(1)

10.5 Registration Rights Agreement by and among the Company, A. J. Lewis III and Liza B. Lewis, dated as of April 17, 1997. (Exhibit 10.5)(1)

10.6 Agreement and Plan of Merger by and among the Company, Packaged Ice Southwestern, Inc., Southwestern Ice, Inc., and the shareholders of Southwestern Ice, Inc., made as of March 25, 1997. (Exhibit 10.6)(1)

10.7 Escrow Agreement by and among the Company, Packaged Ice Southwestern, Inc., and Dale M. Johnson, Robert G. Miller and Alan Bernstein (collectively, the "Shareholders") and Texas Commerce Bank National Association as Escrow Agent, dated as of April 17, 1997. (Exhibit 10.7)(1)

10.8 Form of Noncompetition Agreement among the Company, Packaged Ice Southwestern, Inc., and each of Dale Johnson, Alan Bernstein and Robert Miller individually, dated as of April 17, 1997. (Exhibit 10.8)(1)

10.9 Registration Rights Agreement by and among the Company, and Dale Johnson, Alan Bernstein and Robert Miller (collectively the "Shareholders"), dated as of April 17, 1997. (Exhibit 10.9)(1)

10.10    Packaged Ice, Inc. Stock Option Plan, dated July 26, 1994 (Exhibit
         10.10)(1)

10.11 Form of Stock Option Plan Agreements issued under Stock Option Plan. (Exhibit 10.11)(1)

10.12 Warrant Agreement among the Company and U.S. Trust Company of Texas, N.A., a national banking association, as Warrant Agent, dated as of April 17, 1997. (Exhibit 10.12)(1)

10.13 Stock Purchase Agreement among the Company and certain of its investors, dated December 23, 1993. (Exhibit 10.13)(1)

10.14 Stock Purchase Agreement among the Company and certain of its investors (Rosenberg, Jesselson, et al.), dated September 20, 1995. (Exhibit 10.14)(1)

10.15 Amendment No. 1 to Stock Purchase Agreement of September 20, 1995, and Consent and Waiver of Right to Purchase Additional Securities, between the Company and certain of its investors (Rosenberg, Jesselson et al.), dated as of January 10, 1997. (Exhibit 10.15)(1)

10.16 Amendment No. 2 to Stock Purchase Agreement of September 20, 1995, between the Company and certain of its investors (Rosenberg, Jesselson et al.), dated as of March 14, 1997. (Exhibit 10.16)(1)

10.17 Stock Purchase Agreement among the Company and certain of its investors (Norwest and Food Fund), dated September 20, 1995. (Exhibit 10.17)(1)

10.18 Amendment No. 1 to Stock Purchase Agreement of September 20, 1995, and Consent and Waiver of Right to Purchase Additional Securities, between the Company and certain of its investors (Norwest, Food Fund), dated as of January 17, 1997. (Exhibit 10.18)(1)

10.19 Amendment No. 2 to Stock Purchase Agreement of September 20, 1995, between the Company and certain of its investors (Norwest, Food Fund), dated as of March 14, 1997. (Exhibit 10.19)(1)

10.20 Stock Purchase Agreement among the Company and certain of its investors (Norwest, Food Fund and Rosenberg), dated January 17, 1997. (Exhibit 10.20)(1)

10.21 Registration Rights Agreement between the Company and certain investors (Norwest and Food Fund), dated September 20, 1995. (Exhibit 10.21)(1)

10.22 Amendment No. 1 to Registration Rights Agreement between the Company and certain investors, adding Steven P. Rosenberg as a party thereto, dated as of January 17, 1997. (Exhibit 10.22)(1)

10.23 Supplemental Registration Rights Agreement among the Company and certain investors (Norwest, Food Fund and Rosenberg), dated as of June 12, 1997. (Exhibit 10.23)(1)

10.24 Parallel Exit Agreement between the Company, James F. Stuart and Jack Stazo, dated September 20, 1995. (Exhibit 10.24)(1)

10.25 Amended and Restated Shareholders Agreement between the Company and its shareholders, dated September 20, 1995. (Exhibit 10.25)(1)

10.26 Amendment No. 1 to Amended and Restated Shareholders Agreement, dated as of January 17, 1997. (Exhibit 10.26)(1)

10.27 Amendment No. 2 to Amended and Restated Shareholders Agreement, dated as of March 14, 1997. (Exhibit 10.27)(1)

10.28 Amended and Restated Voting Agreement, dated September 20, 1995. (Exhibit 10.28)(1)

10.29 Amendment No. 1 to Amended and Restated Voting Agreement, dated as of January 17, 1997. (Exhibit 10.29)(1)

10.30 Amendment No. 2 to Amended and Restated Voting Agreement, dated as of March 14, 1997. (Exhibit 10.30)(1)

10.31 Form of Indemnification Agreement entered into by Packaged Ice, Inc. in favor of members of the Board of Directors. (Exhibit 10.31)(1)

10.32 Development and Manufacturing Agreement by and between Lancer Corporation and Packaged Ice, Inc., dated April 13, 1993. (Exhibit 10.32)(1)

10.33 Lease Agreement by and between Packaged Ice, Inc. and Robert S. Wilson LLC for facility at 8572 Katy Freeway, Suite 101, Houston, Texas, dated March 22, 1994. (Exhibit 10.33)(1)

10.34 Lease Agreement by and between J.K. Neal, Inc. and J. Kenneth Neal (lessor) and Mission Party Ice, Inc. (lessee), for real property (land and facilities) located in Bexar, Webb, Tom Green, Gonzales and Caldwell Counties, Texas, effective March 1, 1988. (Exhibit 10.34)(1)

10.35 Form of Commercial Lease Agreement, by and between (landlord) and Mission Party Ice, Inc. (tenant). (Exhibit 10.35)(1)

10.36 Commercial Lease Agreement by and between Robert Grant Miller (lessor) and Southwestern Ice, Inc. (lessee), for facility at 5925 West Van Buren, Phoenix, Arizona, entered into on March 1, 1992. (Exhibit 10.36)(1)

10.37 License Agreement by and among Packaged Ice, Inc., Hoshizaki Electric Co., Ltd. and Hoshizaki America, Inc., dated May 28, 1993. (Exhibit 10.37)(1)

10.38 Stock Purchase Agreement, dated as of July 17, 1997, by and between Packaged Ice, Inc. and SV Capital Partners, L.P. (Exhibit 10.38)(2)

10.39 Common Stock Purchase Warrant No. SV-1, dated July 17, 1997, executed by Packaged Ice, Inc. for the benefit of SV Capital Partners, L.P. (Exhibit 10.39)(2)

10.40 Voting Agreement, dated July 17, 1997, by and among Packaged Ice, Inc., SV Capital Partners, L.P. and substantially all of the shareholders of Packaged Ice, Inc. (Exhibit 10.40)(2)

10.41 Registration Rights Agreement, dated as of July 17, 1997, by and between Packaged Ice, Inc. and SV Capital Partners, L.P. (Exhibit 10.41)(2)

10.42 Parallel Exit Agreement, dated July 17,1997, by and among Packaged Ice, Inc., SV Capital Partners, L.P., and certain of Packaged Ice, Inc.'s shareholders (James F. Stuart, A. J. Lewis III, and Steven P. Rosenberg). (Exhibit 10.42)(2)

10.43 Indemnification Agreement, dated July 17, 1997, by and between Packaged Ice, Inc. and Rod Sands, indemnifying Mr. Sands as a director of Packaged Ice, Inc. (Exhibit 10.43)(2)

10.44 Warrant Agreement among the Company and U.S. Trust Company of Texas, N.A., a national banking association, as Warrant Agent, dated as of October 16, 1997. (Exhibit 10.7)(4)

10.45 Trademark License Agreement between Culligan International Company and Packaged ice, Inc. dated as of October 31, 1997. (Exhibit 10.40)(4)

10.46 Securities Purchase Agreements with Culligan Water Technologies, Inc. dated December 2, 1997. (Exhibit 10.1)(5)

10.47 Securities Purchase Agreement with Jesselson dated December 2, 1997. (Exhibit 10.2)(5)

10.48 Common Stock Purchase Warrant Agreement issued by Packaged Ice, Inc. and issued to Culligan Water Technologies, Inc. issuing 1,807,692 fully paid and nonassessable shares of the Company's common stock at an exercise price of $13.00 per share dated December 2, 1997. (Exhibit 10.3)(5)

10.49 Common Stock Purchase Warrant Agreement issued by Packaged Ice, Inc. and issued to Erica Jesselson issuing 115,385 fully paid and nonassessable shares of the Company's common stock at an exercise price of $13.00 per share dated December 2, 1997. (Exhibit 10.4)(5)

10.50 Registration Rights Agreement by and among Packaged Ice, Inc., Culligan Water Technologies, Inc. and Erica Jesselson. (Exhibit 10.5)(5)

10.51 Culligan Voting Agreement by and among Packaged Ice, Inc. and Culligan Water Technologies, Inc. dated December 2, 1997. (Exhibit 10.6)(5)

10.52    Letter Agreement dated December 2, 1997. (Exhibit 10.7)(5)

10.53 Parallel Exit Agreement by and among Packaged Ice, Inc., James F. Stuart, A.J. Lewis, III, Steven P. Rosenberg, Culligan Water Technologies, Inc. and Erica Jesselson dated December 2, 1997. (Exhibit 10.8)(5)

10.54 Amendment No. 3 to The Amended and Restated Voting Agreement by and among Packaged Ice, Inc. and the Shareholders of the Company dated November 4, 1997. (Exhibit 10.9)(5)

10.55 Transfer Restriction Agreement by and between Packaged Ice, Inc. and Culligan Water Technologies, Inc. dated December 2, 1997. (Exhibit 10.10)(5)

10.56 Transfer Restriction Agreement by and among Packaged Ice, Inc. and Erica Jesselson dated December 2, 1997. (Exhibit 10.11)(5)

10.57    Option Agreement. (Exhibit 10.12)(5)

10.58 Credit Agreement dated April 30, 1998 by and among Packaged Ice, Inc. and Antares Leveraged Capital Corp., individually, and as agent for The Other Financial Institutions. (Exhibit 10.1)(9)

10.59 Security Agreement dated April 30, 1998, by and among Packaged Ice, Inc. and Antares Leveraged Capital Corp. (Exhibit 10.2)(9)

10.60 Security Agreement dated April 30, 1998, by and among Reddy Ice Corporation, Golden Eagle Ice-Texas, Inc., Packaged Ice, Southeast, Inc., Packaged Ice Leasing, Inc., Southco Ice, Inc., Southwest Texas Packaged Ice, Inc., Southwestern Ice, Inc., Southern Bottled Water Company, Inc., Mission Party Ice, Inc. and Antares Leveraged Capital Corp. (Exhibit 10.3)(9)

10.61 Guaranty dated April 30, 1998 by and among Reddy Ice Corporation, Mission Party Ice, Inc., Southwest Texas Packaged Ice, Inc., Southwestern Ice, Inc., Golden Eagle Ice-Texas. Inc., Packaged Ice Southeast, Inc., Packaged Ice Leasing, Inc., Southern Bottled Water Company, Inc., and Southco Ice, Inc. (Exhibit 10.4)(9)

11.1     Statement of earnings per share. (11)

12.1     Historical statement of ratio of earnings to fixed charges. (11)

12.2     Proforma statement of ratio of earnings to fixed charges. (11)

21.1     List of subsidiaries. (11)

23.1 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in the opinion filed as Exhibit 5.1 above).

23.2     Consent of Deloitte & Touche. (11)

24.1 Power of Attorney (included on signature page of Registration Statement on Form S-4).

25.1 Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, made by U.S. Trust Company of Texas, N.A. as Trustee under the Indenture relating to the 9 3/4% Senior Notes. (11)

25.2 Report of Financial Condition of Trustee (Exhibit T-1.6 to Statement of Eligibility filed as Exhibit 25.1 above).


99.1     Forms of Letter of Transmittal for Exchange Offer. (12)



------------------

(1) Filed as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-29357), filed with the Securities and Exchange Commission on June 16, 1997.
(2) Filed as an Exhibit to the Amendment No. 1 to the Company's Registration Statement No. 333-29357 on Form S-4 with the Securities and Exchange Commission on July 29, 1997.
(3) Filed as an Exhibit to the Amendment No. 2 to the Company's Registration Statement No. 333-29357 on Form S-4 with the Securities and Exchange Commission on August 22, 1997.
(4) Filed as an Exhibit to the Company's Third Quarter Disclosure on Form 10-Q with the Securities and Exchange Commission on November 14, 1997.
(5) Filed as an Exhibit to Form 8-K filed on behalf of the Company with the Securities and Exchange Commission on December 15, 1997.
(6) Filed as an Exhibit to Form 8-K filed on behalf of the Company with the Securities and Exchange Commission on February 9, 1997.
(7) Filed as an Exhibit to the Company's Fourth Quarter Disclosure on Form 10-K filed with the Securities and Exchange Commission on March 30, 1998.
(8) Filed as an Exhibit to Form 8-K filed on behalf of the Company with the Securities and Exchange Commission on April 2, 1998.
(9) Filed as an Exhibit to Form 8-K/A filed on behalf of the Company with the Securities and Exchange Commission on May 12, 1998.
(10) Filed as an Exhibit to the Company's First Quarter Disclosure on Form 10-Q filed with the Securities and Exchange Commission on May 15, 1998.

(11) Filed as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-58111), filed with Securities and Exchange Commission on June 30, 1998.
(12) Filed herewith.

ITEM 22.  UNDERTAKINGS

         A. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         B. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         C. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 16, 1998.


                                                 PACKAGED ICE, INC.


                                                 By: /s/ JAMES F. STUART
                                                    -------------------------
                                                    Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                          TITLE                                   DATE
---------                                          -----                                   ----
/s/ JAMES F. STUART                                Chairman of the Board and               July 16, 1998
-------------------------------------------        Chief Executive Officer
James F.  Stuart

/s/ A.J. LEWIS III                                 Principal Executive Officer, President
-------------------------------------------        and Secretary                           July 16, 1998
A.J.  Lewis III

/s/ STEVEN P. ROSENBERG*                           Director                                July 16, 1998
-------------------------------------------
Steven P.  Rosenberg

/s/ RICHARD A. COONROD*                            Director                                July 16, 1998
-------------------------------------------
Richard A.  Coonrod

/s/ ROBERT G. MILLER*                              Director                                July 16, 1998
-------------------------------------------
Robert G.  Miller

/s/ ROD J. SANDS*                                  Director                                July 16, 1998
-------------------------------------------
Rod J.  Sands

/s/ ARTHUR E. BIGGS, SR.*                          Director                                July 16, 1998
-------------------------------------------
Arthur E. Biggs, Sr.

/s/ JAMES C. HAZLEWOOD*                            Principal Financial Officer,            July 16, 1998
-------------------------------------------        Principal Accounting Officer and
James C. Hazlewood                                 Treasurer



* By A.J. Lewis III, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 16, 1998.


                                                 PACKAGED ICE LEASING, INC.


                                                 By: /s/ JAMES F. STUART
                                                    -------------------------
                                                    Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                          TITLE                                   DATE
---------                                          -----                                   ----
/s/ JAMES F. STUART                                Chairman of the Board and               July 16, 1998
-------------------------------------------        Chief Executive Officer
James F.  Stuart

/s/ A.J. LEWIS III                                 Principal Executive Officer, President
-------------------------------------------        and Secretary                           July 16, 1998
A.J.  Lewis III

/s/ STEVEN P. ROSENBERG*                           Director                                July 16, 1998
-------------------------------------------
Steven P.  Rosenberg

/s/ RICHARD A. COONROD*                            Director                                July 16, 1998
-------------------------------------------
Richard A.  Coonrod

/s/ ROBERT G. MILLER*                              Director                                July 16, 1998
-------------------------------------------
Robert G.  Miller

/s/ ROD J. SANDS*                                  Director                                July 16, 1998
-------------------------------------------
Rod J.  Sands

/s/ ARTHUR E. BIGGS, SR.*                          Director                                July 16, 1998
-------------------------------------------
Arthur E. Biggs, Sr.

/s/ JAMES C. HAZLEWOOD*                            Principal Financial Officer,            July 16, 1998
-------------------------------------------        Principal Accounting Officer and
James C. Hazlewood                                 Treasurer



* By A.J. Lewis III, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 16, 1998.


                                                 SOUTHCO ICE, INC.


                                                 By: /s/ JAMES F. STUART
                                                    -------------------------
                                                    Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                          TITLE                                   DATE
---------                                          -----                                   ----
/s/ JAMES F. STUART                                Chairman of the Board and               July 16, 1998
-------------------------------------------        Chief Executive Officer
James F.  Stuart

/s/ A.J. LEWIS III                                 Principal Executive Officer, President
-------------------------------------------        and Secretary                           July 16, 1998
A.J.  Lewis III

/s/ STEVEN P. ROSENBERG*                           Director                                July 16, 1998
-------------------------------------------
Steven P.  Rosenberg

/s/ RICHARD A. COONROD*                            Director                                July 16, 1998
-------------------------------------------
Richard A.  Coonrod

/s/ ROBERT G. MILLER*                              Director                                July 16, 1998
-------------------------------------------
Robert G.  Miller

/s/ ROD J. SANDS*                                  Director                                July 16, 1998
-------------------------------------------
Rod J.  Sands

/s/ ARTHUR E. BIGGS, SR.*                          Director                                July 16, 1998
-------------------------------------------
Arthur E. Biggs, Sr.

/s/ JAMES C. HAZLEWOOD*                            Principal Financial Officer,            July 16, 1998
-------------------------------------------        Principal Accounting Officer and
James C. Hazlewood                                 Treasurer



* By A.J. Lewis III, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 16, 1998.



                                                 MISSION PARTY ICE, INC.



                                                 By: /s/ JAMES F. STUART
                                                    -------------------------
                                                    Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                          TITLE                                   DATE
---------                                          -----                                   ----
/s/ JAMES F. STUART                                Chairman of the Board and               July 16, 1998
-------------------------------------------        Chief Executive Officer
James F.  Stuart

/s/ A.J. LEWIS III                                 Principal Executive Officer, President
-------------------------------------------        and Secretary                           July 16, 1998
A.J.  Lewis III

/s/ STEVEN P. ROSENBERG*                           Director                                July 16, 1998
-------------------------------------------
Steven P.  Rosenberg

/s/ RICHARD A. COONROD*                            Director                                July 16, 1998
-------------------------------------------
Richard A.  Coonrod

/s/ ROBERT G. MILLER*                              Director                                July 16, 1998
-------------------------------------------
Robert G.  Miller

/s/ ROD J. SANDS*                                  Director                                July 16, 1998
-------------------------------------------
Rod J.  Sands

/s/ ARTHUR E. BIGGS, SR.*                          Director                                July 16, 1998
-------------------------------------------
Arthur E. Biggs, Sr.

/s/ JAMES C. HAZLEWOOD*                            Principal Financial Officer,            July 16, 1998
-------------------------------------------        Principal Accounting Officer and
James C. Hazlewood                                 Treasurer



* By A.J. Lewis III, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 16, 1998.



                                        SOUTHWEST TEXAS PACKAGED ICE, INC.



                                        By: /s/ JAMES F. STUART
                                           -------------------------
                                           Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                          TITLE                                   DATE
---------                                          -----                                   ----
/s/ JAMES F. STUART                                Chairman of the Board and               July 16, 1998
-------------------------------------------        Chief Executive Officer
James F.  Stuart

/s/ A.J. LEWIS III                                 Principal Executive Officer, President
-------------------------------------------        and Secretary                           July 16, 1998
A.J.  Lewis III

/s/ STEVEN P. ROSENBERG*                           Director                                July 16, 1998
-------------------------------------------
Steven P.  Rosenberg

/s/ RICHARD A. COONROD*                            Director                                July 16, 1998
-------------------------------------------
Richard A.  Coonrod

/s/ ROBERT G. MILLER*                              Director                                July 16, 1998
-------------------------------------------
Robert G.  Miller

/s/ ROD J. SANDS*                                  Director                                July 16, 1998
-------------------------------------------
Rod J.  Sands

/s/ ARTHUR E. BIGGS, SR.*                          Director                                July 16, 1998
-------------------------------------------
Arthur E. Biggs, Sr.

/s/ JAMES C. HAZLEWOOD*                            Principal Financial Officer,            July 16, 1998
-------------------------------------------        Principal Accounting Officer and
James C. Hazlewood                                 Treasurer



* By A.J. Lewis III, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 16, 1998.



                                                 SOUTHWESTERN ICE, INC.



                                                 By: /s/ JAMES F. STUART
                                                    -------------------------
                                                    Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                          TITLE                                   DATE
---------                                          -----                                   ----
/s/ JAMES F. STUART                                Chairman of the Board and               July 16, 1998
-------------------------------------------        Chief Executive Officer
James F.  Stuart

/s/ A.J. LEWIS III                                 Principal Executive Officer, President
-------------------------------------------        and Secretary                           July 16, 1998
A.J.  Lewis III

/s/ STEVEN P. ROSENBERG*                           Director                                July 16, 1998
-------------------------------------------
Steven P.  Rosenberg

/s/ RICHARD A. COONROD*                            Director                                July 16, 1998
-------------------------------------------
Richard A.  Coonrod

/s/ ROBERT G. MILLER*                              Director                                July 16, 1998
-------------------------------------------
Robert G.  Miller

/s/ ROD J. SANDS*                                  Director                                July 16, 1998
-------------------------------------------
Rod J.  Sands

/s/ ARTHUR E. BIGGS, SR.*                          Director                                July 16, 1998
-------------------------------------------
Arthur E. Biggs, Sr.

/s/ JAMES C. HAZLEWOOD*                            Principal Financial Officer,            July 16, 1998
-------------------------------------------        Principal Accounting Officer and
James C. Hazlewood                                 Treasurer



* By A.J. Lewis III, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 16, 1998.



                                                 GOLDEN EAGLE ICE - TEXAS



                                                 By: /s/ JAMES F. STUART
                                                    -------------------------
                                                    Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                          TITLE                                   DATE
---------                                          -----                                   ----
/s/ JAMES F. STUART                                Chairman of the Board and               July 16, 1998
-------------------------------------------        Chief Executive Officer
James F.  Stuart

/s/ A.J. LEWIS III                                 Principal Executive Officer, President
-------------------------------------------        and Secretary                           July 16, 1998
A.J.  Lewis III

/s/ STEVEN P. ROSENBERG*                           Director                                July 16, 1998
-------------------------------------------
Steven P.  Rosenberg

/s/ RICHARD A. COONROD*                            Director                                July 16, 1998
-------------------------------------------
Richard A.  Coonrod

/s/ ROBERT G. MILLER*                              Director                                July 16, 1998
-------------------------------------------
Robert G.  Miller

/s/ ROD J. SANDS*                                  Director                                July 16, 1998
-------------------------------------------
Rod J.  Sands

/s/ ARTHUR E. BIGGS, SR.*                          Director                                July 16, 1998
-------------------------------------------
Arthur E. Biggs, Sr.

/s/ JAMES C. HAZLEWOOD*                            Principal Financial Officer,            July 16, 1998
-------------------------------------------        Principal Accounting Officer and
James C. Hazlewood                                 Treasurer



* By A.J. Lewis III, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 16, 1998.



                                                 SOUTHERN BOTTLED WATER COMPANY



                                                 By: /s/ JAMES F. STUART
                                                    -------------------------
                                                    Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                          TITLE                                   DATE
---------                                          -----                                   ----
/s/ JAMES F. STUART                                Chairman of the Board and               July 16, 1998
-------------------------------------------        Chief Executive Officer
James F.  Stuart

/s/ A.J. LEWIS III                                 Principal Executive Officer, President
-------------------------------------------        and Secretary                           July 16, 1998
A.J.  Lewis III

/s/ STEVEN P. ROSENBERG*                           Director                                July 16, 1998
-------------------------------------------
Steven P.  Rosenberg

/s/ RICHARD A. COONROD*                            Director                                July 16, 1998
-------------------------------------------
Richard A.  Coonrod

/s/ ROBERT G. MILLER*                              Director                                July 16, 1998
-------------------------------------------
Robert G.  Miller

/s/ ROD J. SANDS*                                  Director                                July 16, 1998
-------------------------------------------
Rod J.  Sands

/s/ ARTHUR E. BIGGS, SR.*                          Director                                July 16, 1998
-------------------------------------------
Arthur E. Biggs, Sr.

/s/ JAMES C. HAZLEWOOD*                            Principal Financial Officer,            July 16, 1998
-------------------------------------------        Principal Accounting Officer and
James C. Hazlewood                                 Treasurer



* By A.J. Lewis III, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 16, 1998.



                                                 PACKAGED ICE SOUTHEAST, INC.



                                                 By: /s/ JAMES F. STUART
                                                    -------------------------
                                                    Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                          TITLE                                   DATE
---------                                          -----                                   ----
/s/ JAMES F. STUART                                Chairman of the Board and               July 16, 1998
-------------------------------------------        Chief Executive Officer
James F.  Stuart

/s/ A.J. LEWIS III                                 Principal Executive Officer, President
-------------------------------------------        and Secretary                           July 16, 1998
A.J.  Lewis III

/s/ STEVEN P. ROSENBERG*                           Director                                July 16, 1998
-------------------------------------------
Steven P.  Rosenberg

/s/ RICHARD A. COONROD*                            Director                                July 16, 1998
-------------------------------------------
Richard A.  Coonrod

/s/ ROBERT G. MILLER*                              Director                                July 16, 1998
-------------------------------------------
Robert G.  Miller

/s/ ROD J. SANDS*                                  Director                                July 16, 1998
-------------------------------------------
Rod J.  Sands

/s/ ARTHUR E. BIGGS, SR.*                          Director                                July 16, 1998
-------------------------------------------
Arthur E. Biggs, Sr.

/s/ JAMES C. HAZLEWOOD*                            Principal Financial Officer,            July 16, 1998
-------------------------------------------        Principal Accounting Officer and
James C. Hazlewood                                 Treasurer



* By A.J. Lewis III, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 16, 1998.



                                                 REDDY ICE CORPORATION



                                                 By: /s/ JAMES F. STUART
                                                    -------------------------
                                                    Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                          TITLE                                   DATE
---------                                          -----                                   ----
/s/ JAMES F. STUART                                Chairman of the Board and               July 16, 1998
-------------------------------------------        Chief Executive Officer
James F.  Stuart

/s/ A.J. LEWIS III                                 Principal Executive Officer, President
-------------------------------------------        and Secretary                           July 16, 1998
A.J.  Lewis III

/s/ STEVEN P. ROSENBERG*                           Director                                July 16, 1998
-------------------------------------------
Steven P.  Rosenberg

/s/ RICHARD A. COONROD*                            Director                                July 16, 1998
-------------------------------------------
Richard A.  Coonrod

/s/ ROBERT G. MILLER*                              Director                                July 16, 1998
-------------------------------------------
Robert G.  Miller

/s/ ROD J. SANDS*                                  Director                                July 16, 1998
-------------------------------------------
Rod J.  Sands

/s/ ARTHUR E. BIGGS, SR.*                          Director                                July 16, 1998
-------------------------------------------
Arthur E. Biggs, Sr.

/s/ JAMES C. HAZLEWOOD*                            Principal Financial Officer,            July 16, 1998
-------------------------------------------        Principal Accounting Officer and
James C. Hazlewood                                 Treasurer



* By A.J. Lewis III, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                 EXHIBIT INDEX

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------                                -----------------------
2.1      Stock Purchase Agreement between Packaged Ice, Inc. and Suiza Foods Corporation dated March 27, 1998 (Exhibit
         2.1)(9).
2.2      Noncompetition Agreement by and among Packaged Ice, Inc. and Suiza Foods Corporation dated April 30, 1998
         (Exhibit 2.2) (9).
3.1      Restated Articles of Incorporation of the Company filed with the Secretary of State of the State of Texas on
         February 5, 1992. (Exhibit 3.2)(1)
3.2      Amended and Restated Bylaws of the Company, effective as of January 20, 1997. (Exhibit 3.5)(1)
3.3      Articles of Incorporation of Packaged Ice Leasing, Inc. filed with the Secretary of State of the State of
         Nevada on December 1, 1992. (Exhibit 3.6)(1)
3.4      Amended and Restated Bylaws of Packaged Ice Leasing, Inc., effective as of January 20, 1997. (Exhibit 3.7)(1)
3.5      Articles of Incorporation of Southco Ice, Inc. filed with the Secretary of State of the State of Texas on
         November 10, 1994. (Exhibit 3.8)(1)
3.6      Amended and Restated Bylaws of Southco Ice, Inc., effective as of January 20, 1997. (Exhibit 3.9)(1)
3.7      Articles of Incorporation of Packaged Ice Mission, Inc. filed with the Secretary of State of the State of Texas on March 24, 1997. (Exhibit 3.10)(1)
3.8      Articles of Merger of Mission Party Ice, Inc., a Texas corporation, into Packaged Ice Mission, Inc. ("Surviving
         Corporation"), with attached Plan of Merger and Articles of Amendment to the Articles of Incorporation of
         Surviving Corporation evidencing name change, filed with the Secretary of State of the State of Texas on April
         17, 1997. (Exhibit 3.11)(1)
3.9      Bylaws of Mission Party Ice, Inc., effective as of March 24, 1997. (Exhibit 3.12)(1)
3.10     Articles of Incorporation of Packaged Ice STPI, Inc., Inc. filed with the Secretary of State of the State of
         Texas on March 24, 1997. (Exhibit 3.13)(1)
3.11     Articles of Merger of Southwest Texas Packaged Ice, Inc., a Texas corporation, into Packaged Ice STPI, Inc.
         ("Surviving Corporation"), with attached Plan of Merger and Articles of Amendment to the Articles of
         Incorporation of Surviving Corporation evidencing name change, filed with the Secretary of State of the State of Texas on April 17, 1997. (Exhibit 3.14)(1)
3.12     Bylaws of Southwest Texas Packaged Ice, Inc., effective as of March 24, 1997. (Exhibit 3.15)(1)
3.13     Articles of Incorporation of Packaged Ice Southwestern, Inc. filed with the Secretary of State of the State of
         Texas on March 24, 1997. (Exhibit 3.16)(1)
3.14     Articles of Merger of Southwestern Ice, Inc., an Arizona corporation, into Packaged Ice Southwestern, Inc.
         ("Surviving Corporation"), with attached Plan of Merger and Articles of Amendment to the Articles of
         Incorporation of Surviving Corporation evidencing name change, filed with the Secretary of State of the State of Texas on April 17, 1997. (Exhibit 3.17)(1)
3.15     Bylaws of Southwestern Ice, Inc., effective as of March 24, 1997. (Exhibit 3.18)(2)
3.16     Articles of Incorporation of Central Arkansas Cold Storage-Texas, Inc. filed with the Secretary of State of the
         State of Texas on October 20, 1997. (11)
3.17     Bylaws of Central Arkansas Cold Storage-Texas, Inc., effective as of October 20, 1997. (11)
3.18     Articles of Incorporation of Golden Eagle Ice-Texas, Inc. filed with the Secretary of State of the State of
         Texas on October 20, 1997. (11)
3.19     Bylaws of Golden Eagle Ice-Texas, Inc., effective as of October 20, 1997. (11)

3.20     Articles of Incorporation of Southern Bottled Water Company, Inc. filed with the Secretary of State of the
         State of Texas on March 31, 1998. (Exhibit 3.2)(10)
3.21     Bylaws for Southern Bottled Water Company, Inc. effective as of March 31, 1998. (Exhibit 3.3)(10)
3.22     Certificate of Incorporation of Reddy Ice Corporation (successor-in-interest to Sparkle Ice Corporation
         (formerly known as Desert Ice, Inc.)) filed with the Secretary of State of the State of Delaware on August 2,
         1988. (11)
3.23     Bylaws for Reddy Ice Corporation effective as of August 2, 1988. (11)
4.1      Certificate of Designation of Series A Convertible Preferred Stock of the Company filed with the Secretary of
         State of the State of Texas on September 19, 1995. (Exhibit 3.3)(1)
4.2      Certificate of Designation of Series B Convertible Preferred Stock of the Company filed with the Secretary of
         State of the State of Texas on January 10, 1997. (Exhibit 3.4)(1)
4.3      Securityholder's and Registration Rights Agreement, dated as of October 16, 1997, among the Company and the
         Initial Purchaser. (Exhibit 4.6)(1)
4.4      Certificate of Designation of Series C Preferred Stock as filed with the Texas Secretary of State on December
         2, 1997. (Exhibit 4.1)(5)
4.5      Certificate of Designation of 10% Exchangeable Preferred Stock as filed with the Texas Secretary of State on
         December 2, 1997.  (Exhibit 4.2)(5)
4.6      Certificate of Designation of 13% Exchangeable Preferred Stock Series A.  As filed with the Texas Secretary of
         State on April 29, 1998 (Exhibit 4.10)(9)
4.7      Certificate of Designation of 13% Exchangeable Preferred Stock Series B.  As filed with the Texas Secretary of
         State on April 29, 1998. (Exhibit 4.11)(9)
4.8      Amended and Restated certificate of Designation of 10% Exchangeable Preferred Stock originally issued December
         2, 1997.  As filed with the Texas Secretary of State on April 29, 1998. (Exhibit 4.12)(9)
4.9      Indenture, dated as of January 28, 1998, by and among Packaged Ice, Inc., as Issuer, the Subsidiary Guarantors
         and U.S. Trust Company of Texas, N.A. (Exhibit 4.1)(6)
4.10     Purchase Agreement dated January 22, 1998 by and among Packaged Ice, Inc. and Jefferies & Company, Inc.
         (Exhibit 4.2)(6)
4.11     Registration Rights Agreement dated January 28, 1998 by and among Packaged Ice, Inc., the Subsidiary Guarantors and Jefferies & Company, Inc. (Exhibit 4.3)(6)
4.12     Indenture by and among Packaged Ice, Inc. as Issuer, the Subsidiary of Guarantors and U.S. Trust Company of Texas,
         N.A. as Trustee dated as of January 28, 1998, Amended and Restated as of April 30, 1998. (Exhibit 4.1)(9)
4.13     Purchase Agreement among the Company, its subsidiaries and Jefferies & Co., Inc. as Initial Purchaser
         ($125,000,000 Senior Notes Offering) dated April 23, 1998. (Exhibit 4.2)(9)
4.14     Registration Rights Agreement by and among Packaged Ice, Inc., the Subsidiary Guarantors and Jefferies &
         Company, Inc. dated January 28, 1998 and Amended and Restated as of April 30, 1998. (Exhibit 4.3)(9)
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4.15     Securities Purchase Agreement dated April 30, 1998 by and among Packaged Ice, Inc., Ares Leveraged Investment
         Fund, L.P.,  and SV Capital Partners, L.P. (Exhibit 4.4)(9)
4.16     Warrant Agreement by and among Packaged Ice, Inc. and Ares Leveraged Investment Fund, L.P. dated April 30,
         1998. (Exhibit 4.5)(9)
4.17     Warrant Agreement by and among Packaged Ice, Inc. and SV Capital Partners, L.P. dated April 30, 1998. (Exhibit
         4.6)(9)
4.18     Exchange Offer Registration Rights Agreement dated April 30, 1998 by and among Packaged Ice, Inc., Ares
         Leveraged Investment Fund, L.P. and SV Capital Partners, L.P. (Exhibit 4.7)(9)
4.19     Registration Rights Agreement dated April 30, 1998 by and among Packaged Ice, Inc. and Ares Leveraged
         Investment Fund, L.P. and SV Capital Partners, L.P. (Exhibit 4.8)(9)
4.20     Registration Rights Agreement Dated April 30, 1998 by and among Packaged Ice, Inc. and SV Capital Partners,
         L.P. (Exhibit 4.9)(9)
4.21     Form of Indenture for Exchange Debentures by and among the Company, as Issuer, the Subsidiary Guarantors named therein and Ares Leveraged Capital Corp. (11)
4.22     Parallel Exit Agreement dated April 30, 1998 by and among Packaged Ice, Inc., James F. Stuart, A.J. Lewis, III,
         Ares Leveraged Investment Fund, L.P., and SV Capital Partners, L.P. (Exhibit 4.13)(9)
5.1      Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., dated June 29, 1998. (11)
10.1     Agreement and Plan of Merger by and among the Company, Packaged Ice Mission, Inc., Mission Party Ice, Inc. and
         A. J. Lewis III, made as of March 25, 1997. (Exhibit 10.1)(1)
10.2     Agreement and Plan of Merger by and among the Company, Packaged Ice STPI, Inc., Southwest Texas Packaged Ice,
         Inc. and the Shareholders of Southwest Texas Packaged Ice, Inc., made as of March 25, 1997. (Exhibit 10.2)(1)
10.3     Escrow Agreement by and among the Company, Packaged Ice Mission, Inc., Packaged Ice STPI, Inc., A. J. Lewis III
         individually and as a representative of Liza B. Lewis and the Minority Shareholders, and Texas Commerce Bank
         National Association as Escrow Agent, dated as of April 17, 1997. (Exhibit 10.3)(1)
10.4     Noncompetition Agreement by and among the Company, Packaged Ice Mission, Inc., Packaged Ice STPI, Inc. and
         A. J. Lewis III, dated as of April 17, 1997. (Exhibit 10.4)(1)
10.5     Registration Rights Agreement by and among the Company, A. J. Lewis III and Liza B. Lewis, dated as of April
         17, 1997. (Exhibit 10.5)(1)
10.6     Agreement and Plan of Merger by and among the Company, Packaged Ice Southwestern, Inc., Southwestern Ice, Inc.,
         and the shareholders of Southwestern Ice, Inc., made as of March 25, 1997. (Exhibit 10.6)(1)
10.7     Escrow Agreement by and among the Company, Packaged Ice Southwestern, Inc., and Dale M. Johnson, Robert G.
         Miller and Alan Bernstein (collectively, the "Shareholders") and Texas Commerce Bank National Association as
         Escrow Agent, dated as of April 17, 1997. (Exhibit 10.7)(1)
10.8     Form of Noncompetition Agreement among the Company, Packaged Ice Southwestern, Inc., and each of Dale Johnson,
         Alan Bernstein and Robert Miller individually, dated as of April 17, 1997. (Exhibit 10.8)(1)
10.9     Registration Rights Agreement by and among the Company, and Dale Johnson, Alan Bernstein and Robert Miller
         (collectively the "Shareholders"), dated as of April 17, 1997. (Exhibit 10.9)(1)
10.10    Packaged Ice, Inc. Stock Option Plan, dated July 26, 1994 (Exhibit 10.10)(1)
10.11    Form of Stock Option Plan Agreements issued under Stock Option Plan. (Exhibit 10.11)(1)
10.12    Warrant Agreement among the Company and U.S. Trust Company of Texas, N.A., a national banking association, as
         Warrant Agent, dated as of April 17, 1997. (Exhibit 10.12)(1)
10.13    Stock Purchase Agreement among the Company and certain of its investors, dated December 23, 1993. (Exhibit
         10.13)(1)
10.14    Stock Purchase Agreement among the Company and certain of its investors (Rosenberg, Jesselson, et al.), dated
         September 20, 1995. (Exhibit 10.14)(1)
10.15    Amendment No. 1 to Stock Purchase Agreement of September 20, 1995, and Consent and Waiver of Right to Purchase
         Additional Securities, between the Company and certain of its investors (Rosenberg, Jesselson et al.), dated as of January 10, 1997. (Exhibit 10.15)(1)
10.16    Amendment No. 2 to Stock Purchase Agreement of September 20, 1995, between the Company and certain of its investors (Rosenberg, Jesselson et al.), dated as of March 14, 1997. (Exhibit 10.16)(1)
10.17    Stock Purchase Agreement among the Company and certain of its investors (Norwest and Food Fund), dated
         September 20, 1995. (Exhibit 10.17)(1)
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10.18    Amendment No. 1 to Stock Purchase Agreement of September 20, 1995, and Consent and Waiver of Right to Purchase
         Additional Securities, between the Company and certain of its investors (Norwest, Food Fund), dated as of
         January 17, 1997. (Exhibit 10.18)(1)
10.19    Amendment No. 2 to Stock Purchase Agreement of September 20, 1995, between the Company and certain of its investors (Norwest, Food Fund), dated as of March 14, 1997. (Exhibit 10.19)(1)
10.20    Stock Purchase Agreement among the Company and certain of its investors (Norwest, Food Fund and Rosenberg), dated January 17, 1997. (Exhibit 10.20)(1)
10.21    Registration Rights Agreement between the Company and certain investors (Norwest and Food Fund), dated
         September 20, 1995. (Exhibit 10.21)(1)
10.22    Amendment No. 1 to Registration Rights Agreement between the Company and certain investors, adding Steven P.
         Rosenberg as a party thereto, dated as of January 17, 1997. (Exhibit 10.22)(1)
10.23    Supplemental Registration Rights Agreement among the Company and certain investors (Norwest, Food Fund and
         Rosenberg), dated as of June 12, 1997. (Exhibit 10.23)(1)
10.24    Parallel Exit Agreement between the Company, James F. Stuart and Jack Stazo, dated September 20, 1995. (Exhibit
         10.24)(1)
10.25    Amended and Restated Shareholders Agreement between the Company and its shareholders, dated September 20, 1995.
         (Exhibit 10.25)(1)
10.26    Amendment No. 1 to Amended and Restated Shareholders Agreement, dated as of January 17, 1997. (Exhibit
         10.26)(1)
10.27    Amendment No. 2 to Amended and Restated Shareholders Agreement, dated as of March 14, 1997. (Exhibit 10.27)(1)
10.28    Amended and Restated Voting Agreement, dated September 20, 1995. (Exhibit 10.28)(1)
10.29    Amendment No. 1 to Amended and Restated Voting Agreement, dated as of January 17, 1997. (Exhibit 10.29)(1)
10.30    Amendment No. 2 to Amended and Restated Voting Agreement, dated as of March 14, 1997. (Exhibit 10.30)(1)
10.31    Form of Indemnification Agreement entered into by Packaged Ice, Inc. in favor of members of the Board of
         Directors. (Exhibit 10.31)(1)
10.32    Development and Manufacturing Agreement by and between Lancer Corporation and Packaged Ice, Inc., dated April
         13, 1993. (Exhibit 10.32)(1)
10.33    Lease Agreement by and between Packaged Ice, Inc. and Robert S. Wilson LLC for facility at 8572 Katy Freeway,
         Suite 101, Houston, Texas, dated March 22, 1994. (Exhibit 10.33)(1)
10.34    Lease Agreement by and between J.K. Neal, Inc. and J. Kenneth Neal (lessor) and Mission Party Ice, Inc.
         (lessee), for real property (land and facilities) located in Bexar, Webb, Tom Green, Gonzales and Caldwell
         Counties, Texas, effective March 1, 1988. (Exhibit 10.34)(1)
10.35    Form of Commercial Lease Agreement, by and between (landlord) and Mission Party Ice, Inc. (tenant). (Exhibit
         10.35)(1)
10.36    Commercial Lease Agreement by and between Robert Grant Miller (lessor) and Southwestern Ice, Inc. (lessee), for facility at 5925 West Van Buren, Phoenix, Arizona, entered into on March 1, 1992. (Exhibit 10.36)(1)
10.37    License Agreement by and among Packaged Ice, Inc., Hoshizaki Electric Co., Ltd. and Hoshizaki America, Inc.,
         dated May 28, 1993. (Exhibit 10.37)(1)
10.38    Stock Purchase Agreement, dated as of July 17, 1997, by and between Packaged Ice, Inc. and SV Capital Partners,
         L.P. (Exhibit 10.38)(2)
10.39    Common Stock Purchase Warrant No. SV-1, dated July 17, 1997, executed by Packaged Ice, Inc. for the benefit of
         SV Capital Partners, L.P. (Exhibit 10.39)(2)
10.40    Voting Agreement, dated July 17, 1997, by and among Packaged Ice, Inc., SV Capital Partners, L.P. and substantially all of the shareholders of Packaged Ice, Inc. (Exhibit 10.40)(2)
10.41    Registration Rights Agreement, dated as of July 17, 1997, by and between Packaged Ice, Inc. and SV Capital
         Partners, L.P. (Exhibit 10.41)(2)
10.42    Parallel Exit Agreement, dated July 17,1997, by and among Packaged Ice, Inc., SV Capital Partners, L.P., and certain of Packaged Ice, Inc.'s shareholders (James F. Stuart, A. J. Lewis III, and Steven P. Rosenberg).
         (Exhibit 10.42)(2)
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10.43    Indemnification Agreement, dated July 17, 1997, by and between Packaged Ice, Inc. and Rod Sands, indemnifying
         Mr. Sands as a director of Packaged Ice, Inc. (Exhibit 10.43)(2)
10.44    Warrant Agreement among the Company and U.S. Trust Company of Texas, N.A., a national banking association, as
         Warrant Agent, dated as of October 16, 1997. (Exhibit 10.7)(4)

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10.45    Trademark License Agreement between Culligan International Company and Packaged ice, Inc. dated as of October
         31, 1997. (Exhibit 10.40)(4)
10.46    Securities Purchase Agreements with Culligan Water Technologies, Inc. dated December 2, 1997. (Exhibit 10.1)(5)
10.47    Securities Purchase Agreement with Jesselson dated December 2, 1997. (Exhibit 10.2)(5)
10.48    Common Stock Purchase Warrant Agreement issued by Packaged Ice, Inc. and issued to Culligan Water Technologies,
         Inc. issuing 1,807,692 fully paid and nonassessable shares of the Company's common stock at an exercise price of $13.00 per share dated December 2, 1997. (Exhibit 10.3)(5)
10.49    Common Stock Purchase Warrant Agreement issued by Packaged Ice, Inc. and issued to Erica Jesselson issuing
         115,385 fully paid and nonassessable shares of the Company's common stock at an exercise price of $13.00 per share dated December 2, 1997. (Exhibit 10.4)(5)
10.50    Registration Rights Agreement by and among Packaged Ice, Inc., Culligan Water Technologies, Inc. and Erica
         Jesselson. (Exhibit 10.5)(5)
10.51    Culligan Voting Agreement  by and among Packaged Ice, Inc. and Culligan Water Technologies, Inc. dated December
         2, 1997. (Exhibit 10.6)(5)
10.52    Letter Agreement dated December 2, 1997. (Exhibit 10.7)(5)
10.53    Parallel Exit Agreement by and among Packaged Ice, Inc., James F. Stuart, A.J. Lewis, III, Steven P. Rosenberg,
         Culligan Water Technologies, Inc. and Erica Jesselson dated December 2, 1997. (Exhibit 10.8)(5)
10.54    Amendment No. 3 to The Amended and Restated Voting Agreement by and among Packaged Ice, Inc. and the
         Shareholders of the Company dated November 4, 1997. (Exhibit 10.9)(5)
10.55    Transfer Restriction Agreement by and between Packaged Ice, Inc. and Culligan Water Technologies, Inc. dated
         December 2, 1997. (Exhibit 10.10)(5)
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10.56    Transfer Restriction Agreement by and among Packaged Ice, Inc. and Erica Jesselson dated December 2, 1997.
         (Exhibit 10.11)(5)
10.57    Option Agreement. (Exhibit 10.12)(5)
10.58    Credit Agreement dated April 30, 1998 by and among Packaged Ice, Inc. and Antares Leveraged Capital Corp.,
         individually, and as agent for The Other Financial Institutions. (Exhibit 10.1)(9)
10.59    Security Agreement dated April 30, 1998, by and among Packaged Ice, Inc. and Antares Leveraged Capital Corp.
         (Exhibit 10.2)(9)
10.60    Security Agreement dated April 30, 1998, by and among Reddy Ice Corporation, Golden Eagle Ice-Texas, Inc.,
         Packaged Ice, Southeast, Inc., Packaged Ice Leasing, Inc., Southco Ice, Inc., Southwest Texas Packaged Ice,
         Inc., Southwestern Ice, Inc., Southern Bottled Water Company, Inc., Mission Party Ice, Inc. and Antares
         Leveraged Capital Corp. (Exhibit 10.3)(9)
10.61    Guaranty dated April 30, 1998 by and among Reddy Ice Corporation, Mission Party Ice, Inc., Southwest Texas
         Packaged Ice, Inc., Southwestern Ice, Inc., Golden Eagle Ice-Texas. Inc., Packaged Ice Southeast, Inc.,
         Packaged Ice Leasing, Inc., Southern Bottled Water Company, Inc., and Southco Ice, Inc. (Exhibit 10.4)(9)
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
11.1     Statement of earnings per share. (11)

12.1     Historical statement of ratio of earnings to fixed charges. (11)

12.2     Proforma statement of ratio of earnings to fixed charges. (11)

21.1     List of subsidiaries. (11)

23.1 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in the opinion filed as Exhibit 5.1 above).

23.2     Consent of Deloitte & Touche. (11)

24.1     Power of Attorney (included on signature page of Registration
         Statement on Form S-4).

25.1     Statement of Eligibility and Qualification on Form T-1 under the Trust
         Indenture Act of 1939, made by U.S.  Trust Company of Texas, N.A. as
         Trustee under the Indenture relating to the 9 3/4% Senior Notes. (11)

25.2 Report of Financial Condition of Trustee (Exhibit T-1.6 to Statement of Eligibility filed as Exhibit 25.1 above).


99.1     Forms of Letter of Transmittal for Exchange Offer. (12)



------------------

(1)  Filed as an Exhibit to the Company's Registration Statement on Form S-4
     (File No. 333-29357), filed with the Securities and Exchange Commission on
     June 16, 1997.
(2)  Filed as an Exhibit to the Amendment No. 1 to the Company's Registration
     Statement No. 333-29357 on Form S-4 with the Securities and Exchange
     Commission on July 29, 1997.
(3)  Filed as an Exhibit to the Amendment No. 2 to the Company's Registration
     Statement No. 333-29357 on Form S-4 with the Securities and Exchange
     Commission on August 22, 1997.
(4) Filed as an Exhibit to the Company's Third Quarter Disclosure on Form 10-Q with the Securities and Exchange Commission on November 14, 1997.
(5) Filed as an Exhibit to Form 8-K filed on behalf of the Company with the Securities and Exchange Commission on December 15, 1997.
(6) Filed as an Exhibit to Form 8-K filed on behalf of the Company with the Securities and Exchange Commission on February 9, 1997.
(7) Filed as an Exhibit to the Company's Fourth Quarter Disclosure on Form 10-K filed with the Securities and Exchange Commission on March 30, 1998.
(8) Filed as an Exhibit to Form 8-K filed on behalf of the Company with the Securities and Exchange Commission on April 2, 1998.
(9) Filed as an Exhibit to Form 8-K/A filed on behalf of the Company with the Securities and Exchange Commission on May 12, 1998.
(10) Filed as an Exhibit to the Company's First Quarter Disclosure on Form 10-Q filed with the Securities and Exchange Commission on May 15, 1998.

(11) Filed as an Exhibit to the Company's Registration Statement on Form S-4
     (File No. 333-58111), filed with the Securities and Exchange Commission on
     June 30, 1998.
(12) Filed herewith.